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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Pemstar Inc. 2000 Employee Stock Purchase Plan and Pemstar Inc. 2002 Stock Option Plan of our reports dated May 13, 2002 (except
Note 17, as to which the date is June 28, 2002), with respect to the consolidated financial statements of Pemstar Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 2002 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
July 26, 2002